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                                                                    EXHIBIT 12.1

                   STATEMENT REGARDING COMPUTATION OF RATIOS
                         OF EARNINGS TO FIXED CHARGES

REEBOK INTERNATIONAL LTD.
(Amounts in Thousands)


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                                          Three Months
                                          Ended March                        Fiscal Years
                                        ----------------    -----------------------------------------------
                                         2002      2001       2001      2000     1999      1998      1997
                                        -------  -------    --------  --------  -------  --------  --------
Earnings
 Pretax Income........................  $54,398  $60,226    $151,026  $129,878  $21,138  $ 35,852  $147,609
 Add:
   Interest on indebtedness...........    5,283    7,452      30,982    38,271   49,691    60,671    64,365
   Amortization of debt discount and
     issuance costs...................       73      100         393       231      344       363       399
   Portions of rent representative of     4,274    4,620      18,480    15,821   15,395    15,104    15,123
     the interest factor..............  -------  -------    --------  --------  -------  --------  --------


 Income as adjusted...................  $64,028  $72,398    $200,881  $184,201  $86,568  $111,990  $227,496
                                        =======  =======    ========  ========  =======  ========  ========

Fixed Charges
   Interest on indebtedness...........  $ 5,283  $ 7,452    $ 30,982  $ 38,271  $49,691  $ 60,671  $ 64,365
   Amortization of debt discount and
     issuance costs...................       73      100         393       231      344       363       399
   Portions of rent representative of     4,274    4,620      18,480    15,821   15,395    15,104    15,123
     the interest factor..............  -------  -------    --------  --------  -------  --------  --------


 Fixed charges........................  $ 9,630  $12,172    $ 49,855  $ 54,323  $65,430  $ 76,138  $ 79,887
                                        =======  =======    ========  ========  =======  ========  ========

 Ratio of earnings to fixed charges...     6.65     5.95        4.03      3.39     1.32      1.47      2.85
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